UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 E. Tufts Avenue, Suite 1150, Denver, Colorado 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 483-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On April 8, 2013, Gasco Energy, Inc. (the “Company”) announced that it has elected not to make the $1,242,120 semi-annual interest payment due on April 5, 2013 on its outstanding 5.50% Convertible Senior Notes due 2015 (the “2015 Notes”).

The Indenture, dated as of June 25, 2010, and the First Supplemental Indenture thereto, dated as of September 22, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), governing the 2015 Notes (collectively, the “Indenture”) provide that the failure to make such interest payment constitutes an event of default after a 30-day cure period. Accordingly, if the Company has not made the interest payment by May 6, 2013, an event of default under the Indenture will occur. As of April 8, 2013, there was $45,168,000 aggregate principal amount of 2015 Notes outstanding.

During the cure period, the Company intends to engage in discussions with the holders of the 2015 Notes regarding a forbearance agreement in connection with the interest payment and/or a modification of the Indenture. As previously disclosed, the Company has engaged a financial advisor to assist it in evaluating potential strategic alternatives, such as a strategic restructuring, refinancing or other transaction to provide it with additional liquidity.

A copy of the Company’s press release concerning the 2015 Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-looking Statements

Certain statements set forth in this Current Report on Form 8-K relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this Current Report on Form 8-K, including, without limitation, statements regarding Gasco’s ability to obtain a forbearance agreement in connection with the interest payment and/or a modification of the Indenture, and Gasco’s ability to execute any potential strategic alternatives to provide it with additional liquidity, are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events.

Although any forward-looking statements contained in this Current Report on Form 8-K or otherwise expressed by the Company are to the knowledge and in the judgment of management, believed to be reasonable when made, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve and may be affected by inaccurate assumptions, and known and unknown risks and uncertainties (some of which are beyond the Company’s control), that may cause the Company’s actual actions, performance and financial results in future periods to differ materially from any expectation, projection, estimate or forecasted result.  The key factors that may cause actual actions or results to vary from those the Company expects are described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and (2) the Company’s other reports and registration statements filed from time to time with the SEC.

Any of these factors could cause the Company’s actual actions or results to differ materially from those implied by these or any other forward-looking statements made by the Company.  The Company cannot assure you that its future actions and results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these factors.  The Company’s forward-looking statements speak only as of the date made.  The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.

Date: April 8, 2013	By:	/s/ W. King Grant
		Name:	W. King Grant
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 8, 2013.